Exhibit 99.1

Cantaloupe, Inc. Reports Third Quarter of Fiscal Year 2023 Financial Results

Third Quarter Revenue of $60.4 Million, a 20% Year over Year Increase

Third Quarter U.S. GAAP Net Income of $6.7 million

Record Adjusted EBITDA of $10.1 Million, a 176% Increase Compared to Q322

Reiterates Fiscal Year 2023 Guidance

MALVERN, Pa. -- May 4, 2023 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a digital payments and software services company that provides end-to-end technology solutions for self-service commerce, today reported results for the third quarter ended March 31, 2023.

“We experienced strong financial results in Q3, with record revenue in transaction fees and subscription fees, which demonstrates progress on our strategic initiatives and the adoption of our new products,” said Ravi Venkatesan, chief executive officer, Cantaloupe. “We also reported a record quarter of Adjusted EBITDA, illustrating our ability to unleash operating leverage. The integration of Three Square Market (“32M”) is going very well and we are seeing an acceleration of our micro markets business as both existing and new customers are migrating their kiosks to the 32M platform.”

Third Quarter 2023 Key Financial Results:

•Revenue of $60.4 million, an increase of 20% year over year.
◦Transaction fees of $33.4 million, an increase of 21% year over year
◦Subscription fees of $17.9 million, an increase of 22% year over year
◦Equipment sales of $9.1 million, an increase of 12% year over year
•Total Dollar Volumes of Transactions were $653.6 million, an increase of 16% year over year
•Transactions totaled 268 million at the end of the third quarter of 2023 compared to 259 million at the end of the third quarter of 2022, an increase of 4%
•Gross margin of 37.9% compared with 32.2% in the prior year quarter
◦Subscription and transaction fees margins of 42.3% compared to 40.0% in the prior year quarter
◦Equipment sales margins of 13.4% compared to negative 8.0% in the prior year quarter
•U.S. GAAP Net income applicable to common shares of $6.7 million, or $0.09 per share, compared to Net income applicable to common shares of $1.8 million, or $0.03 per share, in in the prior year quarter
•Adjusted EBITDA[1] of $10.1 million, an increase of 176%, compared to $3.7 million in in the prior year quarter

Third Quarter 2023 Business Highlights:

•Active Customers totaled 27,598 at the end of the third quarter of 2023 compared to 22,818 at the end of the third quarter of 2022, an increase of 21%.
•Active Devices totaled 1.15 million at the end of the third quarter of 2023 compared to 1.13 million at the end of the third quarter of 2022, an increase of 2%.
•Following the acquisition of 32M in December of 2022, the Company has seen a successful acceleration in the micro market business as both existing and new customers are migrating their kiosks to the 32M platform.
•Continued to see significant customer interest and growth in the newly launched Cantaloupe ONE Platform, a bundled subscription model, which provides operators the flexibility and predictability of a monthly, fixed subscription amount covering the hardware and service fees.

______________________
1 Adjusted earnings before income taxes, depreciation, and amortization, stock-based compensation expense, and certain other significant infrequent or unusual losses and gains that are not indicative of our core operations (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. See Reconciliations of Non-GAAP Measures for a reconciliation U.S. GAAP net income to Adjusted EBITDA.

Fiscal Year 2023 Outlook:

For the full fiscal year 2023, the Company reiterates the following:

•Revenue to be between $240 million and $250 million
•U.S. GAAP Net income to be between $(2) million and $3 million
•Adjusted EBITDA1 to be between $12 million and $17 million
•Total Operating Cash Flow to be between $10 million and $15 million

Webcast and Conference Call:
Cantaloupe will host a live webcast at 5:00 p.m. Eastern Time today which may be accessed in the Investor
Relations section of the Company’s website at https://cantaloupeinc.gcs-web.com/events-and-presentations.

Please note that there is a new system to access the live call in order to ask questions. To join the live call, please register here. A dial in and unique PIN will be provided to join the conference call.

A replay of the conference call will also be available in the Investor Relations section of the Company’s website.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for self-service commerce. Cantaloupe is transforming the self-service commerce industry by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively. For more information, please visit our website at www.cantaloupe.com.

Discussion of Non-GAAP Financial Measures:
This press release contains discussion of Adjusted EBITDA, a non-GAAP financial measure which is not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below. However, we do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the U.S. measures without unreasonable efforts.

We use Adjusted EBITDA for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted EBITDA as U.S. GAAP net loss before (i) interest income (ii) interest expense on debt and reserves (iii) income tax provision (iv) depreciation (v) amortization (vi) stock-based compensation expense, (vii) fees and charges, net of reimbursement from insurance proceeds, that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs that are not indicative of our core operations, and (viii) certain other significant, infrequent or unusual losses and gains that are not indicative of our core operations such as acquisition and integration expenses.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to our operating performance, including inflation, rising interest rates, financial institution disruptions and public health emergencies such as COVID-19; our ability to compete with our competitors and increase market share; failure to comply with the financial covenants in the Amended JPMorgan Credit Facility; our ability to raise funds in the future through sales of securities or debt financing in order to sustain operations in the normal course of business or if an unexpected or unusual event were to occur; disruptions in or inefficiencies to our supply chain and/or operations; the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, packaging and transportation; whether our current or future customers purchase, lease, rent or utilize ePort devices, Seed’s software solutions or our other products in the future at levels currently anticipated; whether our customers continue to utilize the Company’s transaction processing and related services, as our customer agreements are generally cancellable by the customer on thirty to sixty days’ notice; our ability to satisfy our trade obligations included in accounts payable and accrued expenses; the incurrence by us of any unanticipated or unusual non-operating expenses, which may require us to divert our cash resources from achieving our business plan; our ability to predict or estimate our future quarterly or annual revenue and expenses given the developing and unpredictable market for our products; our ability to integrate acquired companies into our current products and services structure; our ability to retain key customers from whom a significant portion of our revenue is derived; the ability of a key customer to reduce or delay purchasing products from us; our ability to obtain widespread commercial acceptance of our products and service offerings; whether any patents issued to us will provide any competitive advantages or adequate protection for our products, or would be challenged, invalidated or circumvented by others; our ability to operate without infringing the intellectual property rights of others; the ability of our products and services to avoid disruptions to our systems or unauthorized hacking or credit card fraud; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; whether we are able to fully remediate our material weaknesses in our internal controls over financial reporting or continue to experience material weaknesses in our internal controls over financial reporting in the future, and are not able to accurately or timely report our financial condition or results of operations; the ability to remain in compliance with the continued listing standards of the Nasdaq Global Select Market and continue to remain as a member of the US Small-Cap Russell 2000®; whether our suppliers would increase their prices, reduce their output or change their terms of sale; risks associated with the recently settled 2019 Investigation, which remains subject to the SEC’s issuance of its final Order; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2022. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.
-F--CTLP

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Media:
Jenifer Howard | 202-273-4246
jhoward@jhowardpr.com
media@cantaloupe.com

Cantaloupe, Inc.
Condensed Consolidated Balance Sheets

($ in thousands, except share data)	March 31, 2023 (Unaudited)	June 30, 2022

Assets
Current assets:
Cash and cash equivalents	$46,676	$68,125
Accounts receivable, net	29,219	37,695
Finance receivables, net	7,477	6,721
Inventory, net	29,837	19,754
Prepaid expenses and other current assets	5,035	4,285
Total current assets	118,244	136,580

Non-current assets:
Finance receivables due after one year, net	13,870	14,727
Property and equipment, net	22,790	12,784
Operating lease right-of-use assets	2,799	2,370
Intangibles, net	27,817	17,947
Goodwill	92,772	66,656
Other assets	4,804	4,568
Total non-current assets	164,852	119,052

Total assets	$283,096	$255,632

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$51,019	$48,440
Accrued expenses	25,732	28,154
Current obligations under long-term debt	787	692
Deferred revenue	1,894	1,893
Total current liabilities	79,432	79,179

Long-term liabilities:
Deferred income taxes	258	186
Long-term debt, less current portion	38,314	13,930
Operating lease liabilities, non-current	2,641	2,366
Total long-term liabilities	41,213	16,482

Total liabilities	120,645	95,661
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 385,782 and 445,063 issued and outstanding, with liquidation preferences of $22,144 and $22,115 at March 31, 2023 and June 30, 2022, respectively	2,720	3,138
Shareholders’ equity:
Common stock, no par value, 640,000,000 shares authorized, 72,509,261 and 71,188,053 shares issued and outstanding at March 31, 2023 and June 30, 2022, respectively	475,015	469,918
Accumulated deficit	(315,284)	(313,085)
Total shareholders’ equity	159,731	156,833
Total liabilities, convertible preferred stock and shareholders’ equity	$283,096	$255,632

Cantaloupe, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
($ in thousands, except per share data)	2023	2022	2023	2022
Revenues:
Subscription and transaction fees	$51,245	$42,143	$147,252	$123,956
Equipment sales	9,111	8,157	32,216	23,215
Total revenues	60,356	50,300	179,468	147,171

Costs of sales:
Cost of subscription and transaction fees	29,577	25,291	90,149	76,234
Cost of equipment sales	7,886	8,809	33,823	23,871
Total costs of sales	37,463	34,100	123,972	100,105

Gross profit	22,893	16,200	55,496	47,066

Operating expenses:
Sales and marketing	3,154	1,937	8,888	6,021
Technology and product development	4,594	5,532	16,757	16,701
General and administrative	7,041	6,788	25,179	21,724
Investigation, proxy solicitation and restatement expenses	(1,000)	—	(453)	—
Integration and acquisition expenses	—	—	2,787	—
Depreciation and amortization	2,364	1,062	5,029	3,197
Total operating expenses	16,153	15,319	58,187	47,643

Operating income (loss)	6,740	881	(2,691)	(577)

Other income (expense):
Interest income from leases	540	445	1,985	1,363
Interest income (expense)	(263)	852	(1,258)	(100)
Other income (expense)	(13)	(7)	(112)	(83)
Total other income	264	1,290	615	1,180

Income (loss) before income taxes	7,004	2,171	(2,076)	603
Provision for income taxes	(56)	(35)	(123)	(226)

Net income (loss)	6,948	2,136	(2,199)	377
Preferred dividends	(289)	(334)	(623)	(668)
Net income (loss) applicable to common shares	$6,659	$1,802	$(2,822)	$(291)

Net earnings (loss) per common share
Basic and diluted	$0.09	$0.03	$(0.04)	$—

Weighted average number of common shares outstanding used to compute net earnings (loss) per share applicable to common shares
Basic	72,491,373	71,083,044	71,771,135	71,076,022
Diluted	72,866,221	71,486,718	71,771,135	71,076,022

Cantaloupe, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
	March 31,
($ in thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$(2,199)	$377
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock based compensation	2,889	4,624
Amortization of debt issuance costs and discounts	87	68
Provision for expected losses	1,823	2,519
Provision for inventory reserve	25	334
Depreciation and amortization included in operating expenses	5,029	3,197
Depreciation included in costs of sales for rental equipment	852	738
Other	6	402
Changes in operating assets and liabilities:
Accounts receivable	9,589	(4,415)
Finance receivables	(653)	(627)
Inventory	(8,245)	(8,691)
Prepaid expenses and other assets	(746)	(1,909)
Accounts payable and accrued expenses	(2,868)	(206)
Operating lease liabilities	183	(547)
Deferred revenue	1	207
Net cash provided by (used in) operating activities	5,773	(3,929)

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(35,855)	(2,966)
Purchase of property and equipment	(12,634)	(7,198)
Net cash used in investing activities	(48,489)	(10,164)

Cash flows from financing activities:
Payment of third-party debt issuance costs	—	(107)
Proceeds from long-term debt	25,000	738
Repayment of long-term debt	(580)	(437)
Contingent consideration paid for acquisition	(1,000)	—
Proceeds from exercise of common stock options	—	849
Repurchase of Series A Convertible Preferred Stock	(2,153)	—
Net cash provided by financing activities	21,267	1,043

Net decrease in cash and cash equivalents	(21,449)	(13,050)
Cash and cash equivalents at beginning of year	68,125	88,136
Cash and cash equivalents at end of period	$46,676	$75,086

Supplemental disclosures of cash flow information:
Interest paid in cash	$1,869	$542
Common stock issued in business combination	$3,942	$—

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Unaudited)

	Three months ended March 31,
($ in thousands)	2023	2022
U.S. GAAP net income	$6,948	$2,136
Less: interest income	(540)	(445)
Plus: interest expense	263	(852)
Plus: income tax provision	56	35
Plus: depreciation expense included in costs of sales for rentals	297	220
Plus: depreciation and amortization expense in operating expenses	2,364	1,062
EBITDA	9,388	2,156
Plus: stock-based compensation (a)	1,410	1,495
Plus: investigation, proxy solicitation and restatement expenses (b)	(1,000)	—
Plus: severance expenses(c)	273	—
Adjustments to EBITDA	683	1,495
Adjusted EBITDA	$10,071	$3,651

(a) As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b) As an adjustment to EBITDA, we have excluded the costs and corresponding reimbursements related to the 2019 Investigation, because we believe that they represent charges that are not related to our core operations. During the three months ended March 31, 2023, we incurred costs of $1.0 million relating to the settlement of the 2019 Investigation, but received a $2.0 million D&O insurance reimbursement for legal fees and expenses incurred in connection with the 2019 Investigation. Accordingly, Adjusted EBITDA contains a $1.0 million negative adjustment.
(c) As an adjustment to EBITDA, we have excluded expenses incurred in connection with a one-time, non-recurring severance charges related to work force reduction.

	Nine months ended March 31,
($ in thousands)	2023	2022
U.S. GAAP net (loss) income	$(2,199)	$377
Less: interest income	(1,985)	(1,363)
Plus: interest expense	1,258	100
Plus: income tax provision	123	226
Plus: depreciation expense included in costs of sales for rentals	852	738
Plus: depreciation and amortization expense in operating expenses	5,029	3,197
EBITDA	3,078	3,275
Plus: stock-based compensation (a)	2,889	4,624
Plus: investigation, proxy solicitation and restatement expenses (b)	(453)	—
Plus: integration and acquisition expenses(c)	2,787	—
Plus: severance expenses (d)	273	—
Adjustments to EBITDA	5,496	4,624
Adjusted EBITDA	$8,574	$7,899

(a) As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b) As an adjustment to EBITDA, we have excluded the costs and corresponding reimbursements related to the 2019 Investigation, because we believe that they represent charges that are not related to our core operations. During the nine months ended March 31, 2023, we incurred additional costs relating to the settlement of the 2019 Investigation, but received a $2.0 million D&O insurance reimbursement for legal fees and expenses incurred in connection with the 2019 Investigation. Accordingly, Adjusted EBITDA contains a negative adjustment.
(c) As an adjustment to EBITDA, we have excluded expenses incurred in connection with business acquisitions and corresponding integrations as they do not represent recurring costs or charges related to our core operations.
(d) As an adjustment to EBITDA, we have excluded expenses incurred in connection with a one-time, non-recurring severance charges related to work force reduction.